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                                                                    EXHIBIT 99.1


                                                                   PRESS RELEASE


FOR IMMEDIATE RELEASE

Contact: Kim Kelly, EVP/COO/CFO
         (917) 286-2300


                INSIGHT COMMUNICATIONS CONFIRMS GUIDANCE FOR 2001

         New York, NY-- June 13, 2001 -- Insight Communications Company (Nasdaq:
ICCI) today confirmed its previously announced cash flow targets for 2001. The company expects operating cash flow to approximate $328 million, representing an increase of 11-12% in its rebuilt Indiana and Kentucky properties, and a 7-8% increase in the recently acquired Illinois systems. The company expects to spend approximately $300 million on capital, which includes capital for rebuilds in Illinois, telephone deployment, and continued interactive digital expansion.

         Insight Communications (NASDAQ: ICCI) is the 8th largest cable operator in the United States, serving approximately 1.4 million subscribers. The company is highly concentrated in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight specializes in offering bundled, state-of-the-art services in mid-sized communities, delivering analog and digital video, high-speed data and the recent deployment of voice telephony in selected markets to its customers.

                                      # # #

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Insight Communications anticipates. Factors that could have a material and adverse impact on actual results are described in Insight Communications' annual report on Form 10-K for the year ended December 31, 2000 and quarterly report on Form 10-Q for the three months ended March 31, 2001. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Insight Communications' Form 10-K and Form 10-Q.